UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                November 28, 2001
                                (Date of earliest
                                 event reported)





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

Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-4321




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





Item 9. Regulation FD Disclosure.

On November 28, 2001, Exelon Corporation issued the following press release:


                                                                   [EXELON LOGO]
--------------------------------------------------------------------------------
News Release

From:      Exelon Corporation                          FOR IMMEDIATE RELEASE
                                                       ---------------------
           Corporate Communications                    November 28, 2001
           P.O. Box 805379
           Chicago, IL  60680-5379

Contact:   Linda Byus
           312.394.7696

                 Exelon Corporation Discloses Exposure to Enron

Chicago (November 28, 2001) -- Exelon Power Team's direct net exposure to Enron, based on our current book of business and existing market prices, is less than $10 million. The current direct gross exposure (i.e., for current energy sales from Exelon to Enron) is less than $20 million. Exelon continues to closely monitor the situation and carefully consider all our legal rights and obligations. We are not engaged in any new trading activity with Enron.


                                       ###

Exelon Corporation is one of the nation's largest electric utilities with approximately five million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately five million customers in Illinois and Pennsylvania and gas to 425,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services and energy services. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               EXELON CORPORATION


                               /S/  Ruth Ann M. Gillis
                               -----------------------------------
                               Ruth Ann M. Gillis
                               Senior Vice President and Chief Financial Officer Exelon Corporation


November 29, 2001